Exhibit 10.12

EXECUTION COPY

FIRST AMENDMENT TO FIRST AMENDED

AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made as of the 24th day of September, 2008, by and among FOUNTAIN POWERBOATS, INC., a North Carolina corporation (the “Borrower”), FOUNTAIN POWERBOAT INDUSTRIES, INC., a Nevada corporation (the “Parent Guarantor”), FOUNTAIN DEALERS’ FACTORY SUPER STORE, INC., a North Carolina corporation (the “Affiliate Guarantor”) and REGIONS BANK (the “Bank”).

R E C I T A L S:

The Borrower, the Parent Guarantor, the Affiliate Guarantor and the Bank are parties to that certain First Amended and Restated Loan Agreement dated as of November 16, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Loan Agreement.

The Borrower has notified the Bank that as of the close of the Borrower’s fiscal quarter ending June 30, 2008 (the “Applicable Fiscal Quarter”), the Borrower was not in compliance with Section 6.5 of the Loan Agreement (the “Covenant Default”). As the Covenant Default has continued for fifteen (15) days after knowledge thereof by the executive management or the board of directors of the Parent Guarantor or the Borrower, the Covenant Default constitutes an Event of Default under Section 8.l(a) of the Loan Agreement.

The Borrower, the Parent Guarantor and the Affiliate Guarantor have requested the Bank temporarily waive the Covenant Default for the Applicable Fiscal Quarter.

The Borrower, the Parent Guarantor and the Affiliate Guarantor have requested the Bank to amend the Loan Agreement to modify Section 6.5.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Parent Guarantor, the Affiliate Guarantor and the Bank, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendment to Section 6.5. Section 6.5 of the Loan Agreement is hereby amended by amending and restating it in its entirety to read as follows:

6.5 Minimum Consolidated EBITDA. Permit Consolidated EBITDA of the Parent during any fiscal quarter to be less than the amount set forth below for such applicable fiscal quarter:

$830,000	for fiscal quarter ended September 30, 2008
$915,000	for fiscal quarter ended December 31, 2008
$880,000	for fiscal quarter ended March 31, 2008
$900,000	for fiscal quarter ended June 30, 2009
$1,603,894	for any fiscal quarter ended after June 30, 2009

SECTION 3. Waiver. The Bank hereby temporarily waives the Covenant Default for the Applicable Fiscal Quarter.

SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:

(a) receipt by the Bank from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) the Bank shall have received from the Borrower in immediately available funds (i) an amendment fee in the amount of $8,785.00 and (ii) all costs and expenses of the Bank in connection with this Amendment including, without limitation, attorneys’ fees and expenses; and

(c) the fact that the representations and warranties of the Borrower and the Guarantor contained in Article IV of the Loan Agreement and Section 6 of this Amendment shall be true on and as of the date hereof.

SECTION 5. No Other Amendment. Except for the amendments set forth above, the text of the Loan Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Loan Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement as hereby amended or waived. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Note. The Borrower and the Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Loan Agreement, as heretofore and hereby amended, the Loan Agreement, as amended, being hereby ratified and affirmed. Each of the Borrower and the Guarantors hereby expressly agrees that the Loan Agreement, as amended, is in full force and effect.

SECTION 6. Representations and Warranties. Each of the Borrower and the Guarantors hereby represents and warrants to the Bank as follows:

(a) No Default or Event of Default under the Loan Agreement or any other Loan Document has occurred and is continuing on the date hereof.

(b) The Borrower and the Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of the Borrower and the Guarantors enforceable against the Borrower and the Guarantors in accordance with the terms hereof, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the Borrower’s and the Guarantors’ performance hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or the Guarantors, nor be in contravention of or in conflict with any document of formation or organization with respect to the Borrower or the Guarantors, including, without limitation, any bylaws, or the provision of any statute, or any judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower or the Guarantors is party or by which the Borrower’s or the Guarantors’ assets or properties are or may become bound.

SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 8. Governing Law. This Amendment has been executed, delivered and accepted at, and shall be deemed to have been made in, North Carolina and shall be interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of North Carolina.

SECTION 9. Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Loan Agreement, including Article IX of the Loan Agreement, said Loan Agreement, including Article IX of the Loan Agreement, being hereby ratified and affirmed. The Guarantors hereby expressly agree that the Loan Agreement, including Article IX of the Loan Agreement, is in fall force and effect.

SECTION 10. Release. Each of the Borrower and the Guarantors acknowledges that the Bank has fulfilled all of its respective obligations under the Loan Agreement and the other Loan Documents and hereby releases and forever discharges the Bank and its representatives, agents, employees, attorneys, successors, directors, officers, parents, affiliates, assigns, and subsidiaries

(collectively the “Lender Parties”) of, to, and from any and all claims, defenses, actions, causes of action, suits, controversies, agreements, provisions, and demands in law or in equity, known or unknown (collectively, the “Claims”) which the Borrower or the Guarantors ever had, now has, or may have arising for the past or present state of things, against or related to the Lender Parties, through the date hereof including, but not limited to, Claims related to and arising out of the Loan Agreement or the other Loan Documents; notwithstanding the foregoing, as of the date hereof, the Bank acknowledges that it has remaining funding obligations under the Loan Agreement and the other Loan Documents, subject to the terms and conditions thereof. Each of the Borrower and the Guarantors agree to assume the risk of any and all unknown, unanticipated or misunderstood claims which are released hereby. The foregoing release is intended to be effective as a bar to every Claim and all Claims.

SECTION 11. Affirmation of Indebtedness. By executing this Amendment, each of the Borrower and the Guarantors affirm the indebtedness owed to the Bank with respect to the Loans and agrees that as of the date of this Amendment, the outstanding principal balance on the Loans is $15,857,034.70.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered under seal, or have caused their respective duly authorized officers or representatives to execute and deliver under seal, this Amendment as of the day and year first above written.

BORROWER:

FOUNTAIN POWERBOATS, INC., a North Carolina corporation

By:	/s/ Reginald M. Fountain, Jr.
Name:	Reginald M. Fountain, Jr.
Title:	Chairman and Chief Executive Officer

PARENT GUARANTOR:

FOUNTAIN POWERBOAT INDUSTRIES, INC., a Nevada corporation

By:	/s/ Reginald M. Fountain, Jr.
Name:	Reginald M. Fountain, Jr.
Title:	Chairman and Chief Executive Officer

AFFILIATE GUARANTOR:

FOUNTAIN DEALERS’ FACTORY SUPER STORE, INC.

By:	/s/ Reginald M. Fountain, Jr.
Name:	Reginald M. Fountain, Jr.
Title:	Chairman and Chief Executive Officer

BANK:

REGIONS BANK

By:	/s/ Thomas J. Elkins
Name:	Thomas J. Elkins
Title:	Senior Vice President

Signature Page 1 of 1

to First Amendment